EXHIBIT 11

                Attached and Made Part of Part II
  Of 10Q for the Quarters Ended June 29, 1996 and July 1, 1995

                         Three Months Ended     Nine Months Ended
                               06/29/96   07/01/9  06/29/96   07/01/95
                                             5
Primary
   Weighted common average
   shares outstanding
before
   applying the treasury       5,514,879  5,399,6  5,350,18   5,401,74
   stock  method                               68         1          6

   Increase in weighted
average
   shares due to
repurchases
   applying the treasury               0  174,349         0    153,124
stock
   method for stock options
and
   warrants

Weighted contingent shares
in connection with Fairchild
Data asset purchase                    0             56,250
                                                0                    0

Primary   weighted   average   5,514,879  5,574,0  5,406,43   5,554,87
shares                                         17         1          0

Primary net income (loss)     ($498,357)  $543,04  ($1,089,7  $1,358,0
                                                3        61)        21

Net income (loss) per share       ($.09)     $.10     ($.20)      $.24

Fully diluted
   Weighted common average
   shares outstanding
before
   applying the treasury       5,514,879  5,399,6  5,350,18   5,401,74
   stock  method                               68         1          6

   Increase in weighted
average
   shares due to
repurchases
   applying the treasury               0  189,180         0    212,749
stock
   method for stock options
and
   warrants

Weighted contingent shares
in connection with Fairchild
Data asset purchase                    0             56,250
                                                0                    0

Fully    diluted    weighted
average shares                 5,514,879  5,588,8  5,406,43   5,614,49
                                               48         1          5

Fully   diluted  net  income  ($498,357)  $543,04  ($1,089,7  $1,358,0
(loss)                                          3        61)        21

Fully   diluted  net  income
(loss) per share                  ($.09)     $.10     ($.20)      $.24